UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2007, Willdan Group, Inc. (the “Company”) announced the appointment by its board of directors (the “Board”) of John M. Toups to the Board as well as to the audit committee of the Board.

Mr. Toups served as President and Chief Executive Officer of Planning Research Corporation (“PRC”), a global engineering and technology services firm, from 1978 until his retirement in 1987.  Prior to that, Mr. Toups served in various executive positions with PRC.  For a short period of time in 1990, he served as interim Chairman of the Board of Directors and Chief Executive Officer of the National Bank of Washington and Washington Bancorp.   Mr. Toups serves as a director of three public companies: Halifax Corporation, an electronic services company, GTSI Corp., a reseller of software and hardware, and NVR, Inc., a homebuilding and mortgage banking company.  In addition, he serves as a director of two privately held companies, Information Technology Analysis Corporation (“ITAC”), an information technology services firm, and Dewberry & Davis, an engineering services firm.  Mr. Toups received his B.S. in Civil Engineering from the University of California at Berkeley in 1949. He is a registered civil engineer in California and Maryland and a fellow of the American Society of Civil Engineers.

Item 7.01.              Regulation FD Disclosure.

The Company issued a press release dated April 27, 2007.  The press release announced the appointment of Mr. Toups to the Company’s Board.  The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.  The information in this Item 7.01 and the exhibit attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)          Exhibits

99.1         Press Release dated April 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: April 27, 2007	By:	/s/ Mallory McCamant
Mallory McCamant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release dated April 27, 2007